EXHIBIT 3.57
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
TYPE OR PRINT CLEARLY IN BLACK INK
1.	The name of the proposed corporation is HHC CONWAY INVESTMENT, INC.

2.	The initial registered office of the corporation is c/o CT Corporation System, 75 Beattie Place

Street Address

Greenville	Greenville	South Carolina	29601

City	County	State	Zip Code
     and the initial registered agent at such address is           CT Corporation System

Print Name
I hereby consent to the appointment as registered agent of the corporation: CT Corporation System

CT Corporation System

By /s/ Michael E. Jones	Michael E. Jones Assistant Secretary
Agent’s Signature
3.	The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable:

a. ☑	The corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000.

b. ☐	The corporation is authorized to issue more that one class of shares:

Class of Shares	Authorized No. of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:
4.	The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)

Name of Corporation
5.	The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended).
6.	The name, address, and signature of each incorporator is as follows (only one incorporator is required):

a.	THOMAS W. BURTON

Name

901 MAIN STREET, SUITE 4400, DALLAS, TX 75202

Address

/s/ Thomas W. Burton

Signature

b.

Name

Address

Signature

c.

Name

Address

Signature
7.	I, CHARLES E. McDONALD, Jr., an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date 11-23-05	/s/ Charles E. McDonald, Jr.

Signature

CHARLES E. McDONALD, JR.

Type or Print Name

BOX 2048

Address

GREENVILLE, SC 29602

864-240-3305

Telephone Number